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                               CENTEX CORPORATION
                                3333 LEE PARKWAY
                              DALLAS, TEXAS  75219


                                 July 21, 1995


Centex Corporation
3333 Lee Parkway
Dallas, Texas  75219

         RE:  SENIOR AND SUBORDINATED DEBT SECURITIES

Gentlemen:

         I am Vice President, Chief Legal Officer and Secretary of Centex Corporation, a Nevada corporation (the "Company"), and have acted in such capacities in connection with the proposed issuance and sale by the Company of up to $100,000,000 aggregate principal amount of various series of debt securities, which may be senior debt securities or subordinated debt securities (collectively, "Debt Securities"), to certain underwriters to be named later (the "Underwriters"), such sales to be made in accordance with the terms of an Underwriting Agreement (the "Underwriting Agreement") to be entered into by the Company and a representative or representatives of the Underwriters (the "Representative"), in substantially the form filed as an Exhibit to the Registration Statement (as such term is hereinafter defined), and a Pricing Agreement (the "Pricing Agreement") with respect to each series of Debt Securities to be entered into by the Company and the Representative, on behalf of itself and the other Underwriters, if any, named therein, in substantially the form filed as an Exhibit to the Registration Statement. Each series of Debt Securities will be issued under:

                 (i) an Indenture (the "Senior Indenture") to be entered into by and between the Company and Texas Commerce Bank National Association, as trustee (the "Senior Trustee"), relating to the Company's senior debt securities, various series (the "Senior Debt Securities"), a form of which Senior Indenture is filed as an Exhibit to the Registration Statement, or

                 (ii) an Indenture (the "Subordinated Indenture") dated as of March 12, 1987, by and between the Company and Texas Commerce Bank National Association, as trustee (the "Subordinated Trustee"), relating to the Company's subordinated debt securities, various series (the "Subordinated Debt Securities"), which Subordinated Indenture is incorporated by reference as an Exhibit to the Registration Statement, and in either case a Supplemental Indenture (the "Supplemental Indenture") with respect to each series of Senior or Subordinated Debt Securities to be entered into by the Company and the Senior Trustee or the Subordinated Trustee, as applicable, in substantially the forms filed or incorporated by reference as Exhibits to the Registration Statement.

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Centex Corporation
July 21, 1995
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         As Vice President, Chief Legal Officer and Secretary of the Company, I
have participated in and am familiar with the corporate proceedings of the Company relating to the preparation of the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on this date (the "Registration Statement"), providing for the registration of the Debt Securities for sale to the Underwriters from time to time under the Securities Act of 1933, as amended (the "1933 Act"), and Rule 415 promulgated thereunder.

         In connection with the foregoing, I have researched such questions of law and examined the originals or copies of the Registration Statement, the Subordinated Indenture, and the forms of Underwriting Agreement, Pricing Agreement, Senior Indenture and Supplemental Indentures filed or incorporated by reference as Exhibits to the Registration Statement, and such corporate records, agreements or other instruments of the Company and other instruments and documents as I have deemed relevant and necessary to require as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, I have, where relevant facts were not independently established, relied upon statements of other officers of the Company, whom I believe to be responsible.

         Based upon the foregoing and in reliance thereon, I advise you that in my opinion when (i) the series designation with respect to a series of Debt Securities to be sold by the Company to the Underwriters and the other matters relating thereto shall have been approved by the Board of Directors of the Company (or a duly appointed committee thereof), (ii) the Registration Statement shall have become effective under the 1933 Act, (iii) the Underwriting Agreement, Pricing Agreement, Senior Indenture, if applicable, and Supplemental Indenture with respect to such series of Debt Securities shall have been authorized, executed and delivered by the parties thereto in substantially the forms filed or incorporated by reference, as the case may be, as Exhibits to the Registration Statement, and (iv) the Debt Securities of such series shall have been issued, executed, authenticated, delivered and sold in accordance with the provisions of the Senior Indenture or the Subordinated Indenture, as applicable, and the Underwriting Agreement, Pricing Agreement and Supplemental Indenture relating to the Debt Securities of such series, the Debt Securities of such series will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws related to or affecting creditors' rights generally.

         The opinion expressed above is subject to the qualification that I am a member of the Bar of the State of Texas and such opinion is limited to the laws of the State of Texas, the United States of America and, to the extent relevant to the opinion expressed above, the General Corporation Law of the State of Nevada (based solely upon a reading of such statute and without consideration of any judicial or administrative interpretations thereof).
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Centex Corporation
July 21, 1995
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         I hereby consent to the reference to myself under the caption "Legal
Opinions" in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. The foregoing, however, shall not constitute an admission by me that I am an expert as provided for in Sections 7 and 11 of the 1933 Act.


                                               Very truly yours,


                                               /s/ RAYMOND G. SMERGE
                                               Raymond G. Smerge
                                               Vice President,
                                               Chief Legal Officer and Secretary